UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 30, 2020

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55585	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd., #6 Boca Raton, FL 33431 (Address of principal executive offices)	33431 (Zip Code)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Grom Social Enterprises, Inc., a Florida corporation (the “Company”), makes the following disclosure pursuant to an order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2020 (the “SEC Order”), providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the outbreak of the novel coronavirus (“Covid-19”).

The current outbreak of Covid-19 has posed a significant impact on the Company’s ability to file on a timely basis its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), which is due to be filed on March 30, 2020 (the “Original Due Date”). Therefore, the Company has elected to rely on the conditional filing relief provided under the SEC Order.

The preparation of the Company’s Annual Report, including financial statements and completion of the auditing process, has been delayed by Government-imposed quarantines, office closings and travel restrictions, which affect both the Company’s and its service provider’s personnel. Specifically, the Company has significant operations in Manila, Philippines, which has been locked down by the government since March 12, 2020, due to concerns related to the spread of Covid-19. The Company’s animation studio, located in Manila, Philippines, which is owned indirectly by the Company’s subsidiary TDH Holdings Limited, a Hong Kong company, doing business through its subsidiary companies, Top Draw Animation Hong Kong Limited, a Hong Kong company, and Top Draw Animation, Inc., a Philippines company, accounts for approximately 90% of the Company’s total revenues on a consolidated basis. However, in response to the Philippines government’s call to contain Covid-19, the animation studio, which generally employs between 580 and 600 employees, has been shut down, and all of the Company’s employees in the area have been required by the government to stay at home until further notice. In addition, due to travel restrictions in the Philippines, Hong Kong and the United States, the Company’s accounting personnel and service providers have been unable to process certain of its accounting records and receipts required to complete the audit of the Company’s financial statements. Considering the lack of time for the compilation, dissemination and review of the information required to be presented, and the importance of investors receiving materially accurate information in the Annual Report, the Company has decided to rely on the SEC Order. The Company plans to file the Annual Report no later than May 14, 2020, or within 45 days after the Original Due Date.

The current outbreak of Covid-19 could have a material and adverse effect on the Company’s business operations. These could include disruptions or restrictions on then Company’s ability to travel or to distribute our products, as well as temporary closures of our production facilities. Any such disruption or delay would likely impact our sales and operating results. In addition, Covid-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” "believes," "expects," “endeavor” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	GROM SOCIAL ENTERPRISES, INC

	By:	/s/ Darren Marks
	Name:	Darren Marks
	Title:	President and Chief Executive Officer

3